Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Hanryu Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees previously paid	Equity	Common Stock, par value $0.001 per share						$3,801.90
	Equity	Shares of Common Stock issuable upon exercise of underwriter’s warrants						$206.63
Fees to be paid	Equity	Common Stock, par value $0.001 per share	Rule 457(a)	4,181,819	$11.00	$46,000,009	$110.20 per $1,000,000	$5,069.21
	Other	Underwriter’s warrants to purchase shares of Common Stock (3)	Rule 457(g)					$0.00
	Equity	Shares of Common Stock issuable upon exercise of underwriter’s warrants (2)(4)	Rules 457(a)			$2,875,001.25	$110.20 per $1,000,000	$316.83
	Total Offering Amounts					$48,875,010.25		$5,386.04
	Total Fees Previously Paid							$4,008.53
	Net Fee Due							$1,377.51

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option to purchase additional shares in an amount representing 15% of the common stock sold in the offering.

(3)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.

(4)	The registrant will issue to Aegis Capital Corp. (or other designee of Aegis Capital Corp.), the underwriter, warrants to purchase up to a number of shares of Common Stock equal to 5% of the number of shares of Common Stock to be issued and sold in the offering. The exercise price of the warrants is equal to 125% of the offering price of the Common Stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants (including underwriter’s exercise of its over-allotment option in full) is $2,875,001.25. “Underwriting” contains additional information regarding underwriter compensation.